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                       WESTCOTT COMMUNICATIONS, INC.
                     COMPUTATION OF EARNINGS PER SHARE

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                                                   Three Months ended
                                                        March 31,
                                                   1994           1995
                                                ___________    ___________
Earnings per share:
Net income available to common
  shareholders. . .  . . . . . . . . . . . . .  $ 2,888,934    $ 3,809,243
                                                ___________    ___________
                                                ___________    ___________
Weighted average Common and
  Common equivalent shares(1) .  . . . . . . .   19,854,910     19,530,490
                                                ___________    ___________
                                                ___________    ___________

Earnings per share. . . . . . . . . . . . . . . $       .15    $       .20
                                                ___________    ___________
                                                ___________    ___________


Earnings per Common and
 Common Equivalent Share:
Weighted average shares
  outstanding . . . . . . . . . . . . . . . . .  19,196,517     19,530,490
Net shares to be issued upon exercise
  of dilutive stock options after applying
  treasury stock method . . . . . . . . . . . .     658,393        250,774
                                                ___________     __________
Weighted average Common and
  Common equivalent shares  . . . . . . . . . .  19,854,910     19,781,264
                                                ___________    ___________
                                                ___________    ___________
Earnings per Common and
  Common equivalent shares. . . . . . . . . . . $       .15    $       .19
                                                ___________    ___________
                                                ___________    ___________
Earnings per Common Share
 Assuming Full Dilution:
Weighted average shares
  outstanding . . . . . . . . . . . . . . . . .  19,196,517     19,530,490
Net shares to be issued upon exercise
  of dilutive stock options after applying
  treasury stock method . . . . . . . . . . . .     659,507        250,833
                                                ___________    ___________
Weighted average Common and
  Common equivalent shares. . . . . . . . . . .  19,856,024     19,781,323
                                                ___________    ___________
                                                ___________    ___________
Earnings per Common Share assuming
  assuming full dilution. . . . . . . . . . . . $       .15    $       .19
                                                ___________    ___________

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(1)   For the three month period ended March 31, 1995, the calculation of earnings per share was based upon weighted average common shares outstanding, due to the fact that both primary and fully-diluted earnings per share were more than 97% of earnings per common share outstanding. For the three month period ended March 31, 1994, the calculation of earnings per share was based upon weighted average common and common equivalent shares outstanding.